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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

RECITALS .................................................................1

I.     Definitions .......................................................1

II.    The Expedition ....................................................4

III.   Financing the Expedition ..........................................8

IV.    Exclusive Access Rights ...........................................9

V.     Media Coverage ...................................................11

VI.    The Programs; Production of the Programs; Program Budget .........12

VII.   Ownership of Programs; Use of Programs ...........................13

VIII.  Ownership and Exploitation of Expedition Recordings ..............14

IX.    Discovery Home Video Exploitation ................................18

X.     On-Line Exploitation .............................................18

XI.    Promotional Reel .................................................19

XII.   Exhibition of Artifacts; Corporate Sponsorships of Exhibition ....20

XIII.  Merchandising Rights .............................................20

XIV.   Rights in the Image ..............................................20

XV.    First Negotiation Right ..........................................21

XVI.   Agents' Fees .....................................................21

XVII.  Representations and Warranties ...................................21

XVIII. Confidentiality ..................................................22

XIX.   Indemnity ........................................................22
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XX.    Notices ..........................................................23

XXI.   Relationship of Parties ..........................................23

XXII.  Default ..........................................................23

XXIII. Miscellaneous ....................................................24


                                      -ii-
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       Agreement, dated as of July 15, 1998 (this "Agreement"), by and between
Discovery Communications, Inc. ("Discovery"), a Delaware corporation having its principal place of business at 7700 Wisconsin Avenue, Bethesda, Maryland 20814 and RMS Titanic, Inc., a Florida corporation having its principal place of business at 17 Battery Place, Suite 203, New York, New York 10004 ("RMST").

                                    RECITALS

       The parties hereto are involved in the undertaking of the Titanic shipwreck scientific research expedition and recovery operation by RMST that is scheduled to occur during the period (the "Expedition Period") of August 3, 1998 through September 1, 1998 (the "Expedition") and the production and delivery of the documentary television programs described below on the subject of the Titanic shipwreck and the Expedition (the "Programs" and, together with the Expedition, are referred to collectively as the "Project").

       In consideration of the foregoing and of the mutual promises and covenants hereinafter set forth, the parties hereto hereby agree as follows:

I. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

       A. "Discovery Programming Services" shall mean ah programming services in which Discovery at such time has an ownership interest or controls or shares control of programming decisions, or to which Discovery supplies programming in a block for exhibition, including, without limitation, under the names and marks "TDC", "Discovery Channel", "TLC", "The Learning Channel", "Animal Planet", "The Travel Channel", "Discovery Kids", "People + Arts", "Wings", "Discovery En Espanol" and any other Discovery trademarks and any other logos or variations incorporating the same.

       B. "Electronic Media Rights" shall mean the rights to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit any portion of any work in combination with or as a composite of other content of any nature, including, without limitation, text, data, photographs, illustrations, and/or video or audio segments, and to record or otherwise store the resulting combination or composite product on any physical electronic medium from which the contents can be accessed and retrieved by means of a central processing unit, whether now known or hereafter to become known, including, without limitation, magnetic tape, diskette, interactive CD, CD-ROM, laser disk, optical disk, integrated circuit card and chip and to distribute the resulting combination or composite product on such medium by any means, where such resulting composite product is of an interactive nature.

       C. "Expedition Recordings" shall mean (i) the Wreck Site Recordings and (ii) all other audio recordings, still photographs and film, video and other motion
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              picture images (in all formats and however recorded) made by or on behalf of (on behalf of does not include Stardust or any other entity or individual retained by Discovery) RMST in the North Atlantic during the Expedition.

       D. "Footage Rights" shall mean the right to license the use of limited portions of a production for inclusion in an unrelated production, which unrelated production may be exploited in any media.

       E. "Home Video Rights" shall mean the rights to distribute, license, sell, rent and/or otherwise exploit (collectively "distribute" or "distribution" as applicable) an audio-visual work on video cassettes, videodiscs or in any other analogous format now known or hereafter invented, for private viewing of the visual images and synchronized audio-track by means of a playback device which causes a visual image of the work to appear on the screen of a television receiver or comparable device, where both the playback device and the receiver are located in consumer homes. Notwithstanding the foregoing, Home Video Rights does not include any Electronic Media Rights involving interactive technology.

       F. "Last Premiere" shall mean the date of the world premier of the Science Program.

       G.     "NBC" as defined in Section IIC.

       H. "NBC Programs" shall mean the live "Dateline" segment covering the Expedition, the segment of the "Today Show" covering the Expedition and segments of news broadcasts on NBC incorporating Expedition Recordings.

       I. "NBC Recording" shall mean recordings (audio, visual, etc.) taken at the Wreck Site during the Expedition, which recordings contain therein an NBC correspondent.

       J. "Net Revenue" shall mean have the meaning set forth on Schedule 1 hereto.

       K. "Non-Standard Television Rights" shall mean any and all forms of television distribution, exhibition and display, whether now existing or hereafter developed, other than by the exercise of Standard Television Rights, including, without limitation, exploitation on a subscription, license, rental, sale or other basis (but not including theatrical exhibition to paying audiences, Home Video Rights and Non-Theatrical Rights). Non-Standard Television Rights shall include, but not be limited to, exhibition by cable, pay cable, "over-the air pay" or subscription television, master antenna, low power television, closed circuit,


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              hotel (for private in-room viewing only), multipoint distribution service and direct broadcast satellite service, video-on-demand and near video-on-demand.

       L. "Non-Theatrical Rights" shall mean the distribution of a work in all formats and by all means of technology now in existence or hereafter discovered (other than Television) to schools, libraries, churches, museums, hospital, prisons, summer camps, airline, cruise and other markets customarily referred to as "in-flight" or "transportation", or private businesses; provided, that Non-Theatrical Rights shall not include (i) any distribution to any person, entity or venue (including, without limitation, those described above, cinemas and concert halls) for any exploitation or exhibition to audiences where a charge for admission is made and (ii) any Electronic Media Rights or any other distribution involving or utilizing computer or other interactive technology (including, without limitation, video discs).

       M. "Other Productions" shall mean productions for exhibition in all or any media format, whether now existing or hereinafter created, for theatrical and non-theatrical purposes, and which are either
              (i) intended for initial exhibition in all or some part of the world via a Discovery Programming Service, regardless of whether or not Discovery is the copyright proprietor of such Other Production (i.e., Discovery's Footage Rights will apply to Discovery-owned productions as well as productions and presales in which exhibition rights for Discovery Programming Services are merely licensed), or (ii) are produced or co-produced by Discovery or an affiliate thereof.

       N. "On-Line Rights" shall mean the right to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit any portion of any work in combination with or as a composite of other content of any nature, including, without limitation, text, data, photographs, illustrations for video or audio segments, and to store the resulting combination or composite product in one or more central processing units for the purpose of permitting third parties to access and retrieve portions of such resulting product by means of any public or proprietary on-line computerized interactive information retrieval network or system.

       O. "Standard Television Rights" shall mean conventional, over-the-air television distribution of programming by a UHF or VHF television broadcast station, the video and audio portions of which are intelligibly receivable without charge by means of standard roof top or television set built-in antennas; provided, that broadcasts like those in England by the BBC shall be considered to be the exercise of Standard Television Rights.

       P.     "Stills" are still photographic images.


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       Q.     "Television Rights" shall mean Standard Television Rights and
              Non-Standard Television Rights.

       R. "Titanic Image" shall mean an image of any of (i) the Titanic, as it appears on the ocean floor, (ii) the debris field surrounding the Titanic, or (iii) an artifact recovered from the wreck site of the Titanic during the Expedition.

       S. "Wreck Site Recordings" shall mean all audio recordings, still photographs and film, video and other motion picture images (i) (in all formats and however recorded) made undersea or on the ocean floor at or in the vicinity of the Titanic wreck site during the Expedition, and (ii) taken during the Expedition of artifacts recovered from the wreck site during the Expedition, in each case, exclusive of such images which contain therein an image of NBC personnel and do not contain a Titanic Image.

II. The Expedition. The Expedition shall consist of the following activities and events:

       A. Vessels. The vessels (collectively, the "Vessels") that will be participating in the Expedition are the following (and it shall be a precondition to the effectiveness of this Agreement that RMST shall have entered into each of the charter agreements described below):

              (i) The Ocean Voyager vessel, together with its submersibles and other assets and facilities (the "Ocean Voyager") belonging to Aqua+, a subsidiary of the Canal+ Group ("Aqua+"), which vessel shall be chartered by RMST, pursuant to a Charter Agreement to be entered into between RMST and Aqua+ (the "Ocean Voyager Charter Agreement"). The Ocean Voyager Charter Agreement shall provide, without limitation, that:

                     (a) the Ocean Voyager shall contain thereon at least all of the equipment listed on Schedule 1(a) hereto;

                     (b)    the term of the charter shall be for 41 days; and

                     (c) the cost of the charter, including for food and fuel, shall be $600,000.

              In no event shall RMST execute the Ocean Voyager Charter Agreement unless Discovery has reviewed and consented to the form and substance thereof, which consent shall not be unreasonably withheld. Discovery hereby acknowledges that the form and substance of the charter agreement for the Ocean Voyager entered into by RMST in connection with the 1996 expedition


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              to the Titanic, as modified to reflect the provisions of
              subdivisions (a) through (c) of this subparagraph (i), is acceptable to Discovery.

              (ii) The Nadir vessel, together with its submersible the Nautile and other assets and facilities, (the "Nadir") belonging to the French Institute for the Research and Exploration of the Seas ("IFREMER") pursuant to an agreement between RMST and IFREMER (the "IFREMER Charter Agreement"), which IFREMER Charter Agreement shall provide, without limitation, that:

                     (a) the Nadir, together with the Nautile, shall contain thereon all equipment required to support live television programming of the Expedition;

                     (b) the term of the charter shall be for 38 days, and Punta Delgada shall be the home port; and

                     (c) the cost of the charter, including for crew, food, fuel and engineering to support live television programming of the Expedition, shall be $1,150,000 (provided that such amount does not include the fee of $30,000 for "connectors" required for the live broadcast, which fee shall be paid by or on behalf of Discovery);

              In no event shall RMST execute the IFREMER Charter Agreement unless Discovery has reviewed and consented to the form and substance thereof. Discovery hereby acknowledges that the form and substance of the charter agreement for the Nadir entered into by RMST in connection with the 1996 expedition to the Titanic, as modified to reflect the provisions of subdivisions (a) through (c) of this subparagraph (i), is acceptable to Discovery.

              (iii) The Abeille Supporter vessel together with its remote operating vehicle the Abyssub ROV 1 and other assets and facilities, (the "Abeille") belonging to Travocean, pursuant to an agreement between RMST and Travocean (the "Travocean Agreement"), which Travocean Charter Agreement shall provide, without limitation, that:

                     (a) the Abeille, together with the Abyssub ROV 1, Nautile, shall contain thereon such equipment as required to support live television programming of the Expedition;

                     (b) the term of the charter shall be for 37 days, and Bayonne, France shall be the home port; and


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                     (c)    the cost of the charter, including for crew, food,
                            fuel and engineering to support live television programming of the Expedition, shall be $950,000 (RMST has prepaid $250,000 of such amount, which $250,000 shall be reimbursed by Discovery not later than 7 business days from the date this Agreement is executed and delivered by the parties hereto);

              In no event shall RMST execute the Travocean Agreement unless Discovery has reviewed and consented to the form and substance thereof, which consent shall not be unreasonably withheld, and Discovery hereby consents to the execution by RMST of the Travocean Agreement in the form attached hereto as Schedule II(a)
              (iii).

              (iv) The Magellan 725 ROV vessel together with its other assets and facilities, (the "Magellan") belonging to Oceaneering, pursuant to an agreement between RMST and Oceaneering (the "Oceaneering Agreement"), which Oceaneering Agreement shall provide, without limitation, that:

                     (a)    the term of the charter shall be for 41 days; and

                     (b) the cost of the charter, including for crew, food, fuel and mobilization and demobilization costs and travel expenses of personnel shall be $600,000.

              In no event shall RMST execute the Oceaneering Agreement unless Discovery has reviewed and consented to the form and substance thereof, which consent shall not be unreasonably withheld.

       B. Imaging. In addition to the Vessels, Discovery intends to enter into agreements with Polaris, the Willards, Meridian and Woods Hole Oceanographic Institute, and/or Billy Lange and Dave Gallo (collectively, the "Imaging Entities") to provide at sea operations and equipment coordination during the Expedition to acquire Wreck Site Recordings of the Titanic wreck site, including installation and supervision of camera equipment, and all necessary personnel to achieve deep penetration imagery, and to survey the debris field, create a "mosaic" of the bow and stern, and create from the "mosaic" a three dimensional computer generated rendition of the Titanic wreck site as it appears on the ocean floor (such computer generated rendition, the "Image"). The aggregate consideration to be paid for such services shall not exceed $1,000,000. Discovery shall ensure that each agreement entered into with an Imaging Entity shall contain an acknowledgment from such Imaging Entity that RMST is the sole owner of the copyrights and all other


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              rights in and to all still photographs and film, video and other motion picture images of the Titanic and the surrounding debris field obtained by such Imaging Entity during the Expedition, including, without limitation, the mosaic and the Image and that all of the same shall have been created on a work-for-hire basis, as such term is defined by the U.S. Copyright Act. To the extent that Discovery has any ownership rights therein, Discovery hereby assigns all such ownership rights therein to RMST. Each such Imaging Entity shall be licensed only such limited use of the images created thereby as are required for the performance of the applicable agreement therewith, and, as agreed by RMST, for limited use as set forth on Exhibit IIB hereto. Discovery hereby covenants and agrees that it shall not grant to any Imaging Entity rights to use Expedition Recordings, or any other rights, which would be greater than rights granted to Discovery herein, on which would otherwise constitute or cause a breach of this Agreement.

       C. NBC Live Services. Discovery intends to enter into an agreement with the National Broadcasting Corporation or an affiliate thereof ("NBC"), pursuant to which NBC shall provide live production components and technical assistance for the Expedition. Discovery hereby covenants and agrees that it shall not grant to NBC rights to use Expedition Recordings, on any other rights, which would be greater than rights granted to Discovery herein, on which would otherwise constitute or cause a breach of this Agreement.

       D.     Activities During the Expedition Period.

              (i) During the Expedition Period, RMST shall, subject to the terms and provisions of the IFREMER Charter Agreement, cause the Nadir to work in tandem with the Ocean Voyager and the Imaging Entities to pursue and obtain coverage of scientific research on the Titanic shipwreck as contemplated by the editorial treatment for the Programs as determined by Producer (as defined below). The Vessels shall be employed, to the extent possible (a) to recover the "Big Piece," of the hull of the Titanic, the Marconi Room transmitter; items from the new debris field discovered in 1996; the "B" Deck door on the port side of the bow debris field; coal; and additional artifacts as time may permit; (b) to conduct the mosaic imaging and imaging of the interior of the wreck via Robin and to obtain such other footage as is required for the editorial needs of the Programs; and (c) examination and studies of Roy Cullimore and David Livingstone. The parties agree that the primary goals of the Expedition are, and the Vessels and personnel shall be first and foremost, employed to achieve: (i) the Live Program; (ii) recovery of the "Big Piece"; and (iii) creating the mosaic of the Titanic, as it appears on the ocean floor. Without limiting the


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                     generality of the foregoing, the parties hereto further
                     agree that RMST shall use commercially reasonable efforts to cause the Nautile and the other Vessels to operate in accordance with the schedule set forth on Schedule 1(b) attached hereto (the "Schedule"). The parties hereby further agree that, if weather conditions during the Expedition are such that the Vessels are unable to adhere to the Schedule, the parties will discuss in good faith adjustments thereto, but, weather permitting, during the days of August 11-16, 1998, the Vessels shall be employed solely to carry out Discovery's production needs for the Live Program. After August 16, RMST may (if not already achieved), pursue the raising of the "Big Piece", but shall ensure that such activities interfere as little as possible with the mosaic imaging activities or the Discovery Production Activities.

       E. Control of the Expedition. The Expedition shall be subject to the terms, and controlled in the manner, as follows: RMST shall charter the Vessels and other equipment identified in Section IIA above, and shall be in charge of the deployment of such vessels and equipment throughout the Expedition. Discovery shall have the right to place its designated production crew on site for purposes of filming, taping and otherwise recording all activities associated with the Expedition (the "Discovery Production Activities") and RMST agrees to accord Discovery and its representatives with full rights of access with respect to the Expedition to accommodate any such Discovery Production Activities. RMST further agrees to cause the Equipment to be utilized to satisfy the needs of Discovery Production Activities, subject, however, to the utilization of the Vessels and/or equipment: (a) to recover the "Big Piece," the Marconi Room transmitter; items from the new debris field discovered in 1996; the "B" Deck door on the port side of the bow debris field; coal; and additional artifacts as time may permit; (b)to conduct the mosaic imaging and imaging of the interior of the wreck via Robin and to obtain such other footage as is required for the editorial needs of the Programs; and (c) examination and studies of Roy Cullimore and David Livingstone. The parties hereto further agree that the filming or photographing of any part of the Expedition undertaken by or on behalf of RMST will be done in a manner that does not interfere in any way with the Discovery Production Activities. In determining the purposes for which vessels and equipment shall be utilized in the event that weather conditions or equipment failures prevent the timely execution of dive plans, George Tulloch shall confer with Discovery's designated representative. Notwithstanding anything else to the contrary, it is agreed that provision shall be made on the Vessels for the continuous presence of eight (8) RMST representatives at the site during the Expedition.


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III.  Financing the Expedition.

       A. Budget. Discovery, individually, or together with other investors, as determined by Discovery, in its sole discretion, shall provide 100% of the financing for the Expedition and the production of documentary programming related thereto, pursuant to the production and expedition budget dated of even date herewith (the "Budget") in the maximum amount of $5,800,000, exclusive of amounts expended by NBC in connection with the provision by NBC of live production components of portions of the Expedition and exclusive of amounts which are the responsibility of each party hereto, as set forth below.

       B. All Inclusive. The Budget is inclusive of all obligations of RMST in respect of each of the Vessels in the amounts, and for the services, set forth above. Discovery shall, and RMST hereby authorizes and directs Discovery to, make direct payments out of the Budget on behalf of RMST for the Vessels, pursuant to the relevant agreement for each such Vessel. The Budget is also inclusive of all other costs relating to the production, completion and delivery of the Programs, as more specifically discussed below. Notwithstanding the foregoing, (i) with respect to expenses (such as telephone charges, other additional charges, room and board) incurred by any individual while on a Vessel on otherwise, the entity which retained such individual shall be responsible for the expenses thereof; and (ii) the costs of any and all elements of, or enhancements to, the Project not anticipated and included in the Budget shall be borne solely by the party requesting the same, absent the prior written consent of the party or parties to be charged. Each party agrees that to the extent costs associated with any line item exceed the amount budgeted therefor in the Budget, including, without limitation, any overage incurred with respect to the ship the Nadir (which overage shall be the responsibility of RMST and IFREMER) such increase shall be the responsibility of such party. Specifically, and without limitation, with respect to telephone and room and board charges aboard the Ocean Voyager or any other Vessel, Discovery shall be obligated for such charges only to the extent set forth above, and each of the parties hereto shall be responsible for overages in respect thereof to the extent incurred by or on behalf of individuals retained by such party.

IV. Exclusive Access Rights. Discovery acknowledges that, vis-a-vis RMST, during the Expedition Period, it is obtaining all rights of access to the Titanic wreck site, and all rights of exhibition and use of Expedition Recordings, from RMST. If and to the extent that such rights with respect to the Expedition on the Expedition Recordings are not granted to Discovery by RMST herein, such rights, to the extent they are RMST's rights, shall rest with RMST. In connection therewith, RMST hereby grants to Discovery the exclusive rights of access to and coverage of the Expedition for the


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       purposes of permitting Discovery to exercise the rights and licenses granted thereto pursuant to this Agreement. Discovery may grant such access and coverage rights to such entities and individuals as it deems necessary or useful for the production and/or promotion of the Programs and the Expedition and in connection with media for newsworthy purposes, in accordance with the terms of, and subject to the consultation rights of RMST set forth in, this Agreement. In order to effectuate and facilitate the exercise of such exclusive rights by Discovery, the parties hereto hereby agree as follows:

       A. Corporate Sponsorships of Expedition. Neither Discovery nor RMST shall grant corporate sponsorships for the Expedition. Such limitation shall in no way limit on affect Discovery's rights to sell on air and website advertising, on to otherwise sell or promote the Programs, and such limitation shall in no way limit RMST's right to sell advertising on its website, and to grant corporate sponsorships of the Exhibitions.

       B. Exclusive Access to Wreck Site. RMST hereby grants to Discovery unlimited and exclusive access to the Titanic shipwreck and the surrounding wreck site (collectively, the "Wreck Site") during the Expedition Period, solely for the purposes of enabling Discovery to exercise those rights and licenses granted to Discovery pursuant to this Agreement. Specifically, and without limitation, other than the Vessels and individuals directly involved in the Expedition (i.e., RMST employees and agents, Discovery employees and agents, Stardust employees, Image Entities employees and NBC employees and agents), RMST shall not grant access rights to, on otherwise authorize access of, cruise ships or other vessels, entities or individuals, to the Wreck Site during Expedition Period.

       C. (i) Key Individuals Appearance Releases. RMST shall use its best efforts to secure all requisite permissions and written releases (by execution of an appearance/photo release in substantially the form attached hereto as Schedule IV C(i) (an "Appearance/Photo Release") of all "key individuals" brought to the Expedition thereby; including, without limitation, RMST shall secure such releases and the active cooperation of George Tulloch, and the other seven individuals constituting employees or agents of RMST brought to the Expedition thereby, with respect to the recording of interviews and procurement of other materials for possible use in and in connection with the Programs and any ancillary productions relating to the Project undertaken by or with the authorization of Discovery (e.g., "making of" programs, on-line events, live television broadcasts, etc.) and the ownership and use of photographic images taken thereby.


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

       (ii) Appearance/Photo Releases. Discovery and RMST shall each secure an Appearance/Photo Release of all other individuals brought to the site of the Expedition thereby (and with respect to RMST, whether on the Nadir, the Ocean Voyager on any other Vessel, and each Charter Agreement entered into by RMST shall provide that the owner of such Vessel shall ensure that each such individual including, without limitation, the individuals who "man" such Vessels shall execute such form of Appearance/Photo Release prior to boarding such Vessel.)

V. Media Coverage. RMST hereby acknowledges that is has always been, and remains, a matter of critical importance to Discovery that suitable approaches are found to anticipate and address the controversies associated with a research and recovery operation involving the Titanic shipwreck, both in the planning and execution of the Project and in all press releases and other public announcements. RMST also acknowledges the importance to Discovery of developing an effective means of managing third party requests for media coverage of the Expedition so as to avoid any dilution or impairment of the exclusive rights that Discovery is being granted with respect to the Project. Discovery acknowledges RMST's desires to preserve and promote the memory of Titanic with dignity and respect, and with due regard to its maritime and historical significance. Discovery also acknowledges the importance to RMST of promoting its work as salvor-in-possession of the Titanic and its commitment to preserve the memory of Titanic through the recovery, conservation and public exhibition of the ship's artifacts, without sale to private collectors. Accordingly, the parties hereto hereby agree as follows:

       o RMST hereby grants to Discovery the right to review and approve the content of all press releases and other public announcements concerning the Project issued by or with the authorization of RMST, which approval shall not be unreasonably withheld;

       o exclusive of press releases issued by RMST in accordance with the paragraph set forth above, the granting of access and permissions to any person or entity (other than those engaged by any of the parties hereto in connection with the Project; provided, that each such individual shall have been apprised of the restrictions on use set forth herein, and if required hereby, shall also have executed a Photo Release and Appearance Release) seeking to record or procure still photographs on film, video and/or other motion picture images of the Expedition for use in print, television, radio, on-line and any other media, irrespective of whether on not the proposed use is for news, documentary on any other commercial or non-commercial purpose (the "Media Requests") shall be the decision of Discovery, subject to consultation with RMST regarding the same. Discovery's foregoing approval rights shall include the right to specify the terms and conditions of and to review and approve the written agreement on which such Media Requests are to be accommodated, if at all, and Discovery's approval may, at its election, be conditioned on Discovery being accorded an appropriate credit in conjunction with the permitted coverage. RMST shall refer all Media Requests to Discovery. The parties hereto shall work with one another in good faith to develop and implement a process by which such Media Requests can be managed in a manner that permits bona fide news coverage of the Expedition while respecting and preserving the goals of the parties stated above;

       o the content of all press releases and other public announcements concerning the Project issued by or with the authorization of Discovery shall be subject to consultation with RMST regarding the content of the same;

       o Notwithstanding the foregoing, the parties hereto agree that media coverage of the parties hereto which is not related to the Expedition is not subject to such approval and consultation process, provided that, in no event may RMST use or authorize the use of the Discovery name on any mark thereof in any press release or otherwise, without prior review of, and consent to, such use by Discovery; and

       o Discovery's right to handle Media Requests regarding the Expedition shall, in addition to RMST's right to issue press releases as set forth above, also be exclusive of RMST's right to authorize publication of magazine articles about the Expedition, subject to the provisions of Section VII G of this Agreement. Discovery agrees to use reasonable efforts to refer all requests for magazine articles regarding the Expedition to RMST. Furthermore, RMST may deal exclusively with the media regarding the arrival of the "Big Piece" and regarding its Exhibitions, subject to consultation with Discovery regarding the content thereof to the extent Discovery is intended to be referred to therein.

VI.   The Programs; Production of the Programs; Program Budget.

       A.     The Programs. It is anticipated that the Programs shall consist of
              (i) a 2-hour live program of the Expedition (the "Live Program"),
              (ii) a 2-hour science documentary about the Expedition and the Titanic (the "Science Program"), and (iii) a one hour documentary about the Expedition currently entitled "City at Sea."

       B.     Production of the Programs.

              (i) The production and delivery of the Programs will be managed by Discovery and the production company it selects and engages in its sole discretion (Discovery and such production company shall collectively be referred to as "Producer"). Discovery presently intends to engage Stardust Visual, Inc. ("Stardust") as its production company for the Live Program and the Science Program. Such engagement of Stardust shall be pursuant to a production services agreement, in the form customarily used by Discovery to engage third parties to perform work-for-hire in connection with the production of a program for Discovery, with such modifications to such agreement as shall be agreed to by Discovery and Stardust. Such agreement shall, without limitation, provide that Stardust has no ownership interest in any Expedition Recordings taken thereby, and that the same shall constitute a work-for-hire. RMST hereby confirms and agrees that neither it has control over, or rights in, the Programs other than as specifically set forth herein. Subject to the foregoing, Discovery shall in good faith consult with RMST concerning the key creative elements and production plan for the Programs.

       C. Production Credits. The following production credits will be accorded on the Programs: A credit in substantially the form "Produced for Discovery Channel [by Stardust Visuals, Inc. (only for the Live Program and the Science Program)] in association with RMS Titanic, Inc." In addition, Discovery shall credit such other individuals of RMST who participated in the Expedition as reasonably requested by RMST.

VII.  Ownership of Programs; Use of Programs.

       A. Ownership of Programs. Except for the rights that shall be retained by RMST or licensed by RMST to Discovery as set forth in this Agreement, the parties hereto agree that Discovery shall be the sole owner of the copyrights and all other rights in the Programs and all elements thereof and relating thereto (the "Program Elements") including, without limitation, concepts, outlines, development materials, treatments, scripts, titles, stills, original music, outtakes and performances (other than the Expedition Recordings), all of which shall be created for Discovery as a "work-made-for-hire" (as such ten is defined in the U.S. Copyright Act).

       B. Use of Programs and Program Elements. Except for the licenses and other rights granted by Discovery to RMST as set forth in this Agreement, Discovery will have the sole and exclusive right to exhibit, license, promote, distribute, sell and otherwise use the Programs and, to the extent provided herein, the Program Elements and to exploit such rights therein in any and all manner in all markets and in all media now in existence or to be developed hereafter throughout the world in perpetuity without any additional payment whatsoever to any individual on entity, as provided herein. Without limitation,

              Discovery has exclusive, perpetual, worldwide Standard Television Rights, Non-Standard Television Rights, and Theatrical and Non-Theatrical Rights to the Programs and all Program Elements. Such rights shall include, without limitation, the sole right to sublicense the same, for the uses permitted hereunder, without payment to RMST of any additional consideration, except as specifically provided herein with respect to certain "back end" rights. Notwithstanding the foregoing, Discovery hereby covenants not to license or otherwise authorize a third party to exhibit the Programs, or any portion thereof, for any display of Titanic artifacts or other memorabilia other than at the RMST Exhibition or in connection with the exploitation of Electronic Media Rights.

              (i) Footage Rights in Program Elements. Discovery, in its sole discretion, and for its own account, may make available to third parties for licensing as stock footage any of the Program Elements exclusive of those constituting Expedition Recordings.

VIII. Ownership and Exploitation of Expedition Recordings. Discovery and RMST hereby confirm and agree that RMST owns all rights in and to the Expedition Recordings (other than NBC Recordings which do not contain a Titanic Image) and that RMST shall retain the ownership of the copyrights, therein, notwithstanding the license of Discovery of all or any portion thereof pursuant to this Agreement.

       A. License to Discovery for Programs, etc. RMST hereby grants to Discovery the unlimited right and perpetual, fully paid license, to incorporate the Expedition Recordings in the Programs, to otherwise use and exploit all Expedition Recordings in and in connection with the marketing, promotion, distribution, sale, licensing and other exploitation of (i) the Programs (including, without limitation, exploitation of the Programs in any manner in all markets and in all media now or hereafter in existence), (ii) of any Discovery Programming Service, and (iii) of any Permitted Derivative Work, as such term is defined below, in any and all media, whether now known on unknown, throughout the world in perpetuity. RMST hereby further grants Discovery the right to grant (i) NBC a sublicense of such rights, for use by NBC of the Expedition Recordings pursuant to its agreement with Discovery to include the same in NBC Programs and for news purposes, (ii) to international distributors of a version of the Program a sublicense of such rights, to permit each such distributer to include Expedition Recordings in its version of a Program, and
              (iii) a right to permit other third parties to use the Expedition Recordings, for news purposes only, subject to such consultation rights of RMST as are set forth above with respect to Media Requests. Notwithstanding anything else to the contrary herein, Expedition Recordings which are utilized by Discovery in a print format for the marketing, distribution and promotion of the Programs must be approved by RMST prior to such use, with RMST reserving the right to approve, in its reasonable business judgment, the type and amount of Expedition Recordings that Discovery will be permitted to use in a print format for promotional purposes, in light of the potential impact of Discovery's proposed use on the impairment of the commercial value of the Expedition Recordings to RMST.

B. License for Permitted Derivative Works; Website. In addition to the license set forth above, RMST hereby grants to Discovery the unlimited right and perpetual, fully paid license, to incorporate the Expedition Recordings in each of the following (collectively, "Permitted Derivative Works"):

       (i)    in Other Productions; and

       (ii) subject to the provisions set forth below, with respect to the use of Stills constituting Expedition Recordings, to exhibit the same on Discovery's website.

C.     Intentionally Omitted.

D.     Limited Uses by Parties. The parties hereto further agree as follows:

       (i) Expedition Recordings; Footage Rights. RMST shall reserve the non-exclusive right to exploit Footage Rights with respect to Expedition Recordings not incorporated in the completed Programs (i.e., RMST's reservation of non-exclusive Footage Rights applies to out-takes only) which footage (x) contains a Titanic Image and
              (y) does not constitute an NBC Recording; provided, that (A) such Footage Rights shall not be exploited sooner than December 31, 1999, and (B) the maximum running time of any continuous sequence of Expedition Recordings incorporated into a single production shall be 120 seconds and the maximum aggregate running time of all sequences of Expedition Recordings incorporated into a single production shall not exceed 10 minutes per 60 minutes of running time for the applicable production. All exploitation of Footage Rights shall contain appropriate credits (Discovery, Stardust, etc.) thereon. RMST shall have no right to use on exploit any NBC Recording, whether on not the same constitutes an Expedition Recording.

       (ii) RMST Home Video; License to RMST for RMST Home Video. RMST shall reserve the non-exclusive right to exploit Expedition Recordings including those portions incorporated into the Programs but exclusive of NBC Recordings, in respect of which RMST may make no use to create an audio-visual work to be distributed to consumers on video cassettes, for private viewing of the visual images and synchronized audio-track by means of a playback device which causes a visual image of the work to appear on the screen of a television receiver or comparable device, where both the playback device and the television receiver are located in consumer homes. Discovery hereby licenses to RMST the non-exclusive right to combine portions of the Programs with additional Wreck Site Recordings (the "RMST Home Video") and exploit the Home Video Rights with respect to the resulting production, on the following conditions:

                     (a) The maximum aggregate running time of all sequences of the Programs incorporated into the RMST Home Video shall not exceed 10 minutes per 60 minutes of running time for the applicable production.

                     (b) RMST shall not commercially distribute, sell or
              otherwise exploit the RMST Video (a) prior to June 30, 2000, and
              (b) except via on-site retail sales to visitors at RMST Titanic Exhibitions, and via direct marketing to the names on RMST's proprietary mailing list, which currently consists of approximately 150,000 such names.

                     (c) RMST shall not release or distribute an RMST Video
              combining Expedition Recordings with or any portion of the Programs prior to 30 days after Discovery shall release its home video of the Live Program. RMST shall not release or distribute an RMST Video combining additional Wreck Site Footage with Program Elements prior to 30 days after Discovery shall release its first home video with of a Program. To the extent available thereto, Discovery shall provide RMST with reasonable notice of its schedules for the release of the home video for each Program, and shall provide to RMST, at no charge to RMST, a master copy of each, within 15 business days of receipt by Discovery of the same. Discovery shall use commercially reasonable efforts to cause to be made for RMST, in beta format, a copy of the Wreck Site Recordings taken by or on behalf of Discovery which have been recorded thereby, and Discovery shall deliver to RMST, not later than 90 days after the end of the Expedition, a complete set of all of the underwater master tapes of the Expedition.

                     (d) RMST shall consult with Discovery in good faith and
              secure Discovery's prior approval with respect to (i) all editorial content of the RMST Video, including any proposed modifications to the editorial content of the Programs and all Wreck Site Recordings and/or other content RMST proposes to include on the RMST Video in addition to the Programs, (ii) the use of any Discovery name, logo or other proprietary mark on or in connection with the RMST Video and
              (iii) all packaging and marketing materials created for use in connection with the distribution of the RMST Video.

       (iii) Electronic Media Rights. RMST reserves the exclusive right to use the Expedition Recordings other than the NBC Recordings in connection with the exploitation of Electronic Media Rights to create an interactive computer disc, provided that RMST hereby covenants and agrees not to permit the sale or other distribution of any such interactive computer disc, until the earlier of the Premiere of the Science Show on April 30, 1999. Appropriate credits shall be given to Discovery, Stardust, etc., with respect to such Expedition Recordings so incorporated in such interactive computer disc.

       E. Publishing Rights. RMST shall retain the exclusive print publishing rights with regard to Expedition Recordings other than the NBC Recordings and Discovery acknowledges that it shall not have the right to authorize publication of any book or magazine article concerning the Expedition, provided that Discovery may publish, in its Discovery magazine, for purposes of promoting a Program, an article regarding such Program and the Expedition, such article limited in length to 5000 words, and further provided that the same shall not extend to purely promotional pieces for any Program, or press authorized pursuant to Discovery's right to deal with Media Requests, and the right to market the Programs and Permitted Derivative Works, in accordance with the terms of this Agreement. RMST shall have no right to use Discovery trademarks in connection with any publication authorized by RMST, without consent from, and agreement with, Discovery, which would incorporate a fee structure.

       F. RMST Use of Discovery Works. In no event shall RMST use or authorize the use of any still or motion picture images or artwork owned or controlled by Discovery without Discovery's express prior written approval.

       G. RMST Publication of Expedition Recordings. RMST shall not authorize any publication of Expedition Recordings in National Geographic Magazine or any affiliated publication, at any time prior to the six month period following the premiere of the Live Program, nor shall RMST authorize any publication of Expedition Recordings in any other magazine or other periodical prior to the premiere of the Live Program on Discovery Channel. In addition, except as set forth in the previous sentence, RMST's rights to authorize such use of Expedition Recordings is in all events subject to the approval rights of Discovery set forth in Section 5 of this Agreement; provided, that the terms "magazine or other periodical" referred in this sentence shall not be deemed to include pamphlets, catalogues on other small printed handouts distributed in connection with the promotion of the RMST on the RMST Titanic Exhibitions.

       H. Limitations on Use of Discovery's Still Images. In addition to the foregoing, Discovery agrees that, with respect to stills of Titanic artifacts recovered during the Expedition, and with respect to stills of the raising of the hull of the Titanic, (collectively, "Restricted Discovery Still Images"), Discovery shall not use any such Restricted Discovery Still Images in connection with the exercise of merchandising rights. Subject to the terms of this Agreement regarding the use of Stills as set forth below, Discovery hereby grants RMST, and RMST hereby grants Discovery a non-exclusive license to exhibit any such Stills on the Website thereof. Without limiting the foregoing, the parties agree that the inclusion of a poster or other reproduction of a Restricted Discovery Still Image within a home video distributed by Discovery to consumers shall constitute merchandising of such Restricted Still Image and shall be prohibited by this Agreement.

       I. Holdback on Distribution of Hull Footage. Discovery and RMST hereby covenant not to exhibit and distribute, or authorize the exhibition or distribution of, via any media, any Recordings of the hull of the Titanic taken during the Expedition, Prior to the earlier of (x) the first airing of NBC's "Dateline" segment covering the raising of the hull, and (y) the Live Program.

       J. NBC Recording. RMST hereby covenants not to use or exploit, in any manner, any NBC Recordings constituting Expedition Recordings.

IX.    Discovery Home Video Exploitation.

       A. Net Revenues Division. Discovery shall pay to RMST an amount equal to ten percent (10%) of Net Revenues derived from Discovery's exploitation of the Home Video Rights with respect to the Programs and Discovery shall retain for its sole account all of the remainder of such revenues derived from the exploitation of the Home Video Rights with respect to the Programs. Discovery further agrees to sell to RMST any Home Video of the Programs at Discovery's cost, provided that the sale of such Home Videos by RMST is restricted to on-site retail sales to visitors at RMST Exhibitions.

X. On-Line Exploitation. Each of RMST and Discovery shall each have nonexclusive On-Line Rights with respect to the Project and the Expedition Recordings, in all languages throughout the world in perpetuity; subject to the following:

       (i) neither party shall permit the content of its website to be maintained on any proprietary online service (i.e. within such service's "firewall"), provided that either party may permit any such service to maintain a small portion of such content thereon, solely for purposes of promoting and marketing the Programs, the content of such parties own website relating to the Expedition, and for the purpose of directing online traffic to such party's own website;

       (ii) RMST shall consult with Discovery regarding the corporate sponsors of its website, or those pages thereof relating to the Expedition, in an effort to ensure that such sponsors are not in direct conflict with sponsors of the Expedition or any of the Programs, provided that Discovery shall have no veto right with respect to any such sponsor. Neither party shall commit to a sponsor of its website that such party shall have the only website relating to the Expedition (i.e. in any way covenant that they shall ensure that the other party does not have content relating to the Expedition on its website.);

       (iii) each party agrees to maintain a prominent hyperlink to the others website on the start page of that portion of such party's website which relates to the Expedition (i.e. not on the "Home" page, or on any index page, of such party's website, but on the first page of such party's website which is dedicated to the Expedition itself), and Discovery shall also maintain, on its "link page" for Titanic websites, as the first hyperlink in the hyperlink list on such page, a hyperlink to RMST's website;

       (iv) exclusive of Stills constituting Expedition Recordings, each party may convert for use on its website, at its own expense, such portions of the Expedition Recordings as such selects, in its sole discretion, provided that such "real time clips" shall each be limited in duration to approximately five minutes, and each party shall further be limited to posting not more than three new clips on such party's site each day, provided that, if less than three new clips are posted on any one day, such party may "carry over" its right to post such right to post such clips to any following day;

       (y) with respect to Stills constituting Expedition Recordings, Discovery shall obtain RMST's prior consent regarding the inclusion of the same on Discovery's website, with RMST reserving the right to approve, in its reasonable business judgment, the type and number of Stills constituting Expedition Recordings that Discovery will be permitted to use on its website in light of the potential impact of Discovery's proposed use on the impairment of the commercial value of the Expedition Recordings to RMST. In the event that RMST shall neither consent to nor prohibit such use within a reasonable time (in light of the exigencies of the situation) after such consent is requested, such consent of RMST shall be deemed to have been given.

       (vi) Discovery may sublicense its On-Line Rights to NBC to promote the NBC Programs.

XI. Promotional Reel. Discovery shall accord RMST access to all reasonably available Program Elements (including out-takes, as well as the editorial content of the completed Programs) for purposes of enabling RMST to create a promotional reel for non-commercial internal use, and Discovery agrees that portions of such promotional reel, in reasonably limited segments, may also be exhibited at the RMST Titanic Exhibitions; provided, that RMST shall be solely responsible for all costs of obtaining such elements (including all required third party clearances) and Discovery shall have the right to approve the content of any such reel, which approval shall not be unreasonably withheld, to the extent such reel contains either Program Elements or any mention of Discovery. RMST hereby grants Discovery a right of first negotiation to produce such reel, in the event that RMST intends to engage an outside producer to produce the same. Such right of first negotiation shall be for a period of not less than 30 days, commencing on the date RMST first notifies Discovery that it intends to so cause the production of such reel. During such period RMST shall negotiate exclusively and in good faith with Discovery. If Discovery and RMST shall agree on terms in respect of such reel, and if RMST shall thereafter fail to enter into an agreement with Discovery with respect thereto, but shall instead reach agreement with a different media company on the same or less favorable terms (for RMST) as those agreed to with Discovery, RMST agrees that it shall permit Discovery the right to once again negotiate (for a period of 10 days) to produce such reel on such terms.

XII. Exhibition of Artifacts; Corporate Sponsorship of Exhibition. RMST shall have complete control regarding exhibition of artifacts recovered from the Wreck Site (the "Exhibition") and control of corporate sponsorships affiliated therewith, provided that RMST shall discuss such corporate sponsors with Discovery prior to making a commitment, to make an effort to avoid a direct conflict with the corporate sponsors for the Expedition, the airing of the Programs, or on the Discovery's website covering the Expedition, but Discovery shall have no veto right with respect thereto. RMST shall have the right to exhibit, solely at the Exhibitions, all or any portion of the Programs. At Discovery's request, for such period of time as determined by Discovery, in its sole discretion, Discovery shall be a "name" sponsor of the Exhibition, for no additional cost. Discovery shall notify RMST of its intention to be a "name" sponsor within 30 days after Discovery receives written notice from RMST of the venue and site of such Exhibition. In such event, RMST shall use commercially reasonable efforts to ensure that the position and size of Discovery's name and logo, as it appears at each Exhibition and in all promotional materials (pamphlets, billboards, television commercials, etc.) shall be larger and more prominent than that of any other name sponsor. RMST shall have no right to use the Discovery name or any other mark thereof at the Exhibition or otherwise, without the prior written consent of Discovery. Such use, and fees payable to Discovery therefore, shall be discussed by the parties as and when requested by RMST. Notwithstanding the foregoing, RMST hereby represents and warrants that it is a party to that certain agreement (the "CRE CO Agreement") with CRE CO Finance Germany ("CRE CO"), and that the CRE CO Agreement grants to CRE CO the right to exhibit RMST's artifacts in certain cities in Germany, and may have an option to exhibit the same otherwise in the territory of Europe (each a "CRE CO Exhibition"), such option which is renewable by CRE CO, subject only to there being no default by CRE CO under the CRE CO Agreement. RMST further represents that, under the CRE CO Agreement, RMST has only an approval right, and not a right to require, corporate sponsors of any such CRE CO Exhibition. In such connection, RMST hereby covenants and agrees (i) that it shall not amend the CRE CO Agreement to expand CRE CO's rights thereunder with respect to territory or length of, without Discovery's prior written consent, (ii) RMST shall use its best efforts to cause CRE CO not to permit as a corporate sponsor of a CRE CO Exhibition any media company (for example, A&E Network, National Geographic, BBC), and (iii) RMST shall notify Discovery when it learns of CRE CO's intention to hold a CRE CO Exhibition, and if requested by Discovery, shall request of CRE CO that Discovery be a "name" sponsor of such CRE CO Exhibition, for no additional cost, in accordance with the terms set forth above.

XIII. Merchandising Rights. Subject to the terms and provisions of this Agreement regarding the use of Still Images, each party shall have non-exclusive merchandising rights, provided that RMST shall have exclusive merchandising rights in "Expedition Apparel." In such connection, Discovery agrees that it shall not grant a license to any apparel company for, or otherwise cause the production of, apparel bearing the logo created by, RMST for the Expedition, or apparel containing the words "1998 Titanic Expedition" or words of similar import, which apparel would be for sale to the public. Such restriction shall not apply to the production of apparel for Discovery and Expedition crew and personnel, to be worn thereby.

XIV. Rights in the Image. Other than the rights of Discovery to incorporate the Image in Programs, Other Productions and Permitted Derivative Works, and for the promotion and publicity of the same, and of Discovery Services and of the Expedition, pursuant to the terms hereof, RMST shall have all rights in the Image, provided that RMST acknowledges and agrees to the granting to Woods Hole of certain rights in footage recorded using equipment supplied by Woods Hole for the Expedition, as set forth in the Woods Hole Agreement.

XV. First Negotiation Right. The parties agree that Discovery shall be accorded a customary right of first negotiation to participate on the next Titanic expedition following the Expedition (the "Next Expedition"). RMST shall give written notice to Discovery that it intends to commence the Next Expedition, not later than 90 days prior to the projected date thereof. Discovery's right of first negotiation shall be for a period of not less than 45 days, commencing 10 business days after receipt of such written notice (the "Discovery Negotiating Period). During the Discovery Negotiating Period, RMST shall negotiate exclusively and in good faith with Discovery. If Discovery and RMST shall agree on terms in respect of such Next Expedition, and if RMST shall thereafter fail to enter into an agreement with

       Discovery with respect thereto, but shall instead enter into an agreement with a different media company on the same or less favorable terms (for
       RMST) as those offered by Discovery, RMST agrees that it shall not have the right to commence the Next Expedition earlier than one year following the termination of the Discovery Negotiating Period.

XVI. Agents' Fees. RMST is solely responsible for and pay all fees, commissions and expenses of its agents and representatives, none of which shall be included in the Budget, it being understood that Discovery shall have no obligation or liability whatsoever with respect to the same.

XVII.  Representations and Warranties.

       A.     RMST hereby represents and warrants as follows:

              (i) RMST is duly organized and validly existing under the laws of the State of Florida. RMST has the full legal right to enter into this Agreement, to grant all rights granted herein and to fully perform its duties and obligations hereunder. The person executing the Agreement on behalf of RMST is fully empowered to so execute the Agreement.

              (ii) RMST has not entered and shall not enter into any arrangement or agreement which will or could conflict with the rights granted to the other parties hereto.

              (iii) RMST holds the exclusive salvage rights with respect to the Titanic shipwreck.

              (iv) RMST will use all reasonable efforts where appropriate based on good faith commercial judgement, including seeking injunctive relief where appropriate, to prevent any third party from procuring footage or artifacts from the Titanic wreck site during 1998.

              (v) Other than as set forth on Schedule 17(a) attached hereto, no claims have been made or are pending against RMST with respect to its salvor-in-possession with respect to the Titanic.

       B.     Discovery hereby represents and warrants as follows:

              (i) It is duly organized and validly existing under the laws of its jurisdiction of organization. It has the full legal right to enter into this Agreement, to grant all rights granted herein and to fully perform its duties and obligations hereunder. The person executing the Agreement on behalf of it is fully empowered to so execute the Agreement.

              (ii) It has not entered and shall not enter into any arrangement or agreement which will or could conflict with the rights granted to the other parties hereto.

XVIII. Confidentiality. Except as may be required in connection with filings with governmental agencies or courts or except as may be required under applicable law, each party hereto shall keep strictly confidential and shall not disclose to any other person or entity other than to its officers and employees on a must-know basis, or to its respective lawyers or accountants, the material terms and provisions of this Agreement. To the extent that information with respect to this Agreement is revealed pursuant to this Section, each party hereto shall use its best efforts to ensure that each person or entity receiving such information shall maintain it in confidence, subject to requirements applicable to RMST that it files this Agreement with the United States Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

XIX. Indemnity. Each party (the "Indemnifying Party") shall at all times indemnify and hold harmless the other parties, their respective affiliates, licensees, assignees and affiliated companies, and the officers, directors, shareholders, employees and agents of all such entities (the "Indemnified Parties") against and from any and all claims, damages, liabilities, costs and expenses (including, reasonable counsel fees and disbursements) arising out of any breach or alleged breach by the Indemnifying Party of any representation, warranty or other provisions hereof. In the event of any claim or service of process upon the Indemnified Parties involving the indemnification hereinbefore set forth, the Indemnified Parties shall promptly notify the Indemnifying Party of the claim. The Indemnifying Party shall promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. In addition, if they so elect, the Indemnified Parties shall have the right at their sole cost to engage their own counsel in connection with such claim. In the event that the Indemnified Parties determine that the Indemnifying Party is not diligently and continuously defending any such claim, the Indemnified Parties shall have the right, on their own behalf and as attorney-in-fact for the Indemnifying Party, to adjust, settle, defend or otherwise dispose of such claim. Any costs incurred by the Indemnified Parties in connection therewith shall be promptly reimbursed by the Indemnifying Party, and if the Indemnifying Party fails to so reimburse the Indemnified Parties, the Indemnified Parties shall be entitled to deduct such amounts from any other sums payable to the Indemnifying Party under this Agreement.

XX. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing delivered by any of the following: personal delivery;

       first class certified or registered mail, return receipt requested; U.S. Express mail, or an express overnight service (such as Federal Express), addressed to the respective parties to the Agreement at the addresses set forth in the Agreement or to such other person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice, request, consent, demand or other communication given in accordance with the provisions of this Section shall be deemed to have been given and effective (a) if by personal delivery or overnight mail, when actually received, and (b) if by first class or certified mail, four business days after so mailed.

XXI. Relationship of Parties. Nothing contained in this Agreement shall create any partnership or joint venture by and among the parties. None of the parties hereto may pledge the credit of the other or make binding commitments on the part of the other, except as otherwise specifically agreed hereunder. This Agreement is not for the benefit of any third party not a signatory hereto and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

XXII. Default. Subject to the next sentence of this Section 22, if any party hereto (the "Defaulting Party") defaults in the performance of any of its material obligations hereunder and such default shall not be cured within ten (10) days after written notice thereof to the Defaulting Party, or if the Defaulting Party becomes insolvent, or if a petition under any bankruptcy law shall be filed by or against the Defaulting Party which petition, if filed against the Defaulting Party, shall not have been dismissed within thirty (30) days thereafter, or if the Defaulting Party executes an assignment for the benefit of creditors, or if a receiver is appointed for the assets of the Defaulting Party, or if the Defaulting Party takes advantage of any insolvency or any other like statute (any of the above acts are hereinafter called an "Event of Default"), then the non-defaulting parties may, in addition to any and all other rights which it may have against the Defaulting Party, terminate this Agreement by giving written notice to the Defaulting Party at any time after the occurrence of an Event of Default. Notwithstanding the foregoing, if RMST defaults in the performance of any of its material obligations hereunder and such default is incapable of being cured, Discovery may, in addition to any and all other rights which it may have against RMST, terminate this Agreement by giving written notice to RMST, at any time after the occurrence of such default. Furthermore, notwithstanding any termination pursuant to this Section 22, the indemnities, warranties and representations set forth herein shall remain in full force and effect, and all rights granted to the non-defaulting parties shall remain vested in such non-defaulting parties.

XXIII. Miscellaneous.

       A. This Agreement contains the entire understanding and supersedes all prior understandings between the parties hereto relating to the subject matter herein and this Agreement cannot be changed or terminated except in a writing executed by the parties hereto. No employee, agent or other representative of any party hereto is authorized to make any representations, warranties or agreements except as specifically included herein, and the other parties hereto acknowledge that they have not entered into this Agreement in reliance upon any such representation, warranty or agreement. This Agreement may not be assigned by the parties hereto. Each party will, upon the other's request, promptly furnish to the other copies of such agreements or other documents as the other may reasonably desire in connection with any provisions of this Agreement.

B. Except as may be required in connection with filings with governmental agencies or courts or except as may be required under applicable law, each party shall keep strictly confidential and shall not disclose to any other person or entity other than to its officers and employees on a must-know basis, or to its respective lawyers and accountants, the material terms and provisions of this Agreement. To the extent that information with respect to this Agreement is revealed pursuant to this subsection, each party shall use its best efforts to ensure that each person or entity receiving such information shall maintain it in confidence.

C. Unless otherwise stated herein, each of the parties hereto hereby agrees that to the extent such party has approval rights with respect to any matter, as set forth herein, such party shall exercise such rights in good faith, subject to such standards as are set forth herein with respect to any particular matter and to standards of reasonableness, such approval rights which shall be exercised in a timely fashion, taking into account the exigencies of the situation with respect thereto.

D. If any party hereto (the "Non-Performing Party") is prevented from or materially hampered in performing its obligations hereunder by reason of any present or future statute, law, ordinance, regulation, order, judgement or decree, whether legislative, executive or judicial (whether or not constitutional), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy, riot, civil disturbance, war or armed conflict, act of public enemy, embargo, or any similar event of force majeure (all of the foregoing being deemed "force majeure"), such a failure to perform by reason of such an event of force majeure shall not be deemed a breach of or default under this Agreement and the parties shall be liable to each other therefor. If there shall be any occurrence of any such event of force majeure which continues in effect for a period of more than four
       (4) consecutive or six (6) aggregate weeks, then the other parties shall have the right by notice to the Non-Performing Party to terminate this Agreement without further liability to the Non-Performing Party, except for appropriate payment or adjustment in regard to payments to be made hereunder.

E. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties hereto hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of New York, and any action or suit under this Agreement may be brought in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of New York. The parties hereto shall not raise in connection therewith, and hereby waives, any defenses based upon venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Section 19 hereof) or the like in any such action or suit brought in the State of New York.

F. In the event that any term, condition, covenant, agreement, requirement or provision herein contained shall be held by any court to be unenforceable, illegal, void or contrary to public policy, such term, condition, covenant, agreement, requirement or provision shall be of no effect whatsoever upon the binding force or effectiveness of any of the other terms hereof, it being the intention and declaration of the parties hereto that had they or any of them known of such unenforceability, illegality, invalidity or contrariety to public policy, they would have entered into a contract, each with the other, containing all of the other terms, conditions, covenants, agreements, requirements and provisions hereof.

G. No waiver by any of the parties hereto of any breach hereof shall be deemed a waiver of any preceding or succeeding breach hereof. Notwithstanding any other provision of this Agreement, except as set forth in the following sentence, the sole remedy of RMST for breach by Discovery of any of its obligations under this Agreement shall be an action at law for damages and RMST acknowledges that such damages are fully adequate to compensate such party in the case of any breach by Discovery hereunder. In no event shall RMST be entitled to rescission, injunctive or other equitable relief other than to enjoin Discovery from using the Expedition Recordings and the Other Materials in contravention of the terms and provisions of this Agreement.

H. RMST hereby acknowledge that the names and the marks "TDC". "Discovery Channel", "TLC", "The Learning Channel", "Animal Planet" and any other Discovery trademarks and any logos and variations incorporating the same are, as among the parties hereto, the exclusive property of Discovery and that RMST has not, nor will acquire any proprietary rights thereto by reason of this Agreement. RMST shall not have any rights to use such names, logos, variations or titles except at the times and in the manner expressly approved by Discovery.

I. The headings of this Agreement or any sections hereof are inserted only for the purpose of convenient reference, and it is acknowledged that they may not accurately or adequately describe the contents of the sections which they head. Such headings shall not be deemed to limit, cover, or in any way affect the scope, meaning or intent of this Agreement or any part thereof, nor shall they otherwise be given any legal effect in the construction of any provision hereof.

J. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.


                               DISCOVERY COMMUNICATIONS, INC.

                              By:
                                  ------------------------------------
                                  Name:
                                  Title:


                                   RMS TITANIC, INC.

                                   By: /s/ George Tulloch
                                       ------------------------------------
                                       Name:
                                       Title:

                                   Schedule I

                            HOME VIDEO NET REVENUES

       1. RMST shall be entitled to an amount equal to ten percent (10%) of Discovery's "Net Revenues" (as defined below) from the exploitation of the Home Video Rights in the Programs.

              As used herein:

              "Gross Revenues" shall mean all sums actually received by Discovery from the exploitation of the Home Video Rights in the Programs by Discovery, provided that:

                     (a) Gross Revenues shall be determined after all refunds, credits, discounts, allowances and adjustments granted to any third party licensees of Home Video Rights in the Programs; and

                     (b) Advance payments, whether returnable or not, shall not be included in Gross Revenues until actually earned or applied by Discovery from such exploitation.

                     In no event shall Gross Revenues include any receipts from exploitation of derivative, subsidiary or ancillary rights of any kind or nature (except as set forth to the contrary elsewhere herein), including, without limitation, receipts from any spinoff, remake, sequel, non-theatrical production, theatrical production, or other derivative use of the Programs or any element thereof used in a home video.

              "Net Revenues" shall mean Gross Revenues remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:

                     (a) Any and all third party distribution fees and expenses payable by Discovery in connection with the exploitation of the Home Video Rights;

                     (b) Discovery's "Distribution Fee" of 30% where Discovery does not use a subdistributor, and of 10% where Discovery does use a subdistributor, in each case computed on 100% of Gross Revenues;

                     (c) Discovery's "Distribution Expenses" as set forth below; and

                     (d) Discovery's "Special Production Expenses" as set forth below.

              Discovery's "Distribution Expenses" shall include, without limitation, (i) costs of goods computed on a per-unit basis (including, without limitation, dubbing, packaging and shipping, insurance and other fulfillment costs), (ii) actual bad debts, (iii) any sales, excise, use and value-added taxes, (iv) actual returns, (v) a reserve for bad debts applicable to (ii) above not to exceed 2% of gross billings and a reserve for Returns (defined below) applicable to (iv) above not to exceed 6% of gross billings, said reserves to be adjusted and liquidated at the end of the first six months following the initial release of such Home Video, and quarterly thereafter with each subsequent accounting period; and (vi) costs of promotion (third party payments only) directly related to sales of the home videos of the Programs. Revenues and expenses from the exploitation of the Home Video Rights in the Programs via each channel of distribution shall be cross-collateralized against revenues and expenses from the exploitation of the Home Video Rights in the Program via each other channel of distribution.

              Discovery's "Special Production Expenses" shall mean all direct, out of pocket costs and expenses incurred directly in connection with the creation of alternative versions of the Programs in connection with the exploitation of the Home Video Rights therein.

              "Returns" shall mean copies of the Program in a Home Video format returned to the distributor thereof by customers pursuant to such distributor's normal return policy of accepting returns for any reason at any time.

       2. Discovery shall render to RMST periodic statements showing, in summary form, the calculation of all Net Revenues pursuant to this Agreement, which shall be accompanied by RMST's share thereof, if any. Statements shall be rendered on a semi- annual basis, within sixty (60) days after the end of second quarter after the initial distribution by Discovery of a home video of a Program, provided, however, that no statements need be rendered for any accounting period in which no Gross Revenues are received by Discovery. Should Discovery make any overpayment to RMST hereunder for any reason, Discovery shall have the right to deduct the amount of such overpayment from any further monies owing to RMST hereunder, or may demand repayment from RMST, in which event RMST shall promptly repay the same to Discovery.

       3. RMST may, at its own expense, but not more than once each year, audit Discovery's records relating to the Programs at the offices of Discovery for the purpose of verifying the payments made to RMST hereunder. Any such audit shall be conducted only by a certified public accountant (subject to Discovery's reasonable approval) during normal business hours upon reasonable prior written notice and shall not continue for more than thirty (30) consecutive days. RMST shall not have the right to examine, inquire into or object to any matter contained in any statement after the expiration of twelve (12) months from the date of mailing of the statement. RMST's right to examine Discovery's records shall be limited to those relating specifically to the exploitation of Home Video Rights in the Programs by Discovery, and under no circumstances shall RMST have the right to examine records relating to Discovery's business generally or to any other programs for the purpose of comparison or otherwise. In the event that an audit by RMST discloses an underpayment of more than five percent (5%) to RMST and of more than $5,000, and such underpayment is not the subject of a good faith dispute, Discovery shall reimburse Producer for the reasonable costs of such audit.

       4. Discovery shall not be considered a trustee, pledgeholder, fiduciary or agent of RMST by reason of anything done or any money collected by it, and shall not be obligated to segregate receipts from Discovery's exploitation of Home Video Rights in the Programs from its other funds. RMST shall not have any lien or other rights in or to the Gross or Net Revenues so derived by Discovery, it being understood that the references thereto are intended solely for the purpose of determining the amount of monies payable to RMST hereunder, if any. Discovery shall have the complete authority to license, market and exploit the Home Video Rights, or to refrain from so doing, as it may choose in its sole discretion, and RMST acknowledges that Discovery is not in any way making any representations or guarantees of any kind whatsoever regarding the amount of Net Revenues which may be received from the exploitation of such Home Video Rights.

                                  Schedule 1(b)

                                Dive Schedule Summary

                                     Nautlie                                                 ROV's
August       3                   Rig The Piece                                                 Bow
             4                   Rig The Piece                                                 Bow
             5                   Rig The Piece                                                 Bow
             6                   Rig The Piece                                                 Bow
             7     Mosaic (Stern) provided The Piece is completely rigged                     Stern
             8                  Raise The Piece                                               Stern
             9         George or PH scouts/preps Marconi (Bow)                                Stern
            10              NBC Correspondent at Bow                                          Stern
            11                  Garzke at Stern                                                Bow
            12                 Practice Day 1 (Bow)                                   Practice Day 1 (Stern)
            13           Practice Day 2/ Blocking Day 1 (Bow)                 Practice Day 2 / Blocking Day 1 (Stern)
            14           Practice Day 3/ Blocking Day 2 (Bow)                 Practice Day 3 / Blocking Day 2 (Stern)
            15          Practice Day 4/ Dress Rehearsal (Bow)                 Practice Day 4 / Dress Rehearsal (Stern)
            16                 Live Broadcast (Bow)                                  Live Broadcast (Stern)
            17                 Travel to St. John's                                  Travel to St. John's
            18                 Travel to St. John's                                    Travel to St. John's
            19                Travel Back To Titanic                                  Travel Back To Titanic
            20                Travel Back To Titanic                                  Travel Back To Titanic
            21                   Mosaic (Stern)                             Bow (Unless de-mob takes longer than 24 hrs)
            22                   Mosaic (Stern)                                                Bow
            23                   Mosaic (Stern)                                                Bow
            24                    Mosaic (Bow)                                                Stern
            25                    Mosaic (Bow)                                                Stern
            26                    Mosaic (Bow)                                                Stern
            27                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is
            28                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is
            29                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is
            30                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is
            31                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is
September    1                 Mosaic (Debris Field)                   Trying to stay 800 meters away from wherever Nautile is

     Note: Retrieval of artifacts and coal will take place throughout the entire expedition by both Nautile and the ROV's.

Schedule IV C (i)

                           GENERAL RELEASE AND WAIVER
                              OF RIGHTS AGREEMENT

              NOTICE: YOUR PRESENCE ABOARD THE "NADIR" AND "OCEAN
                 VOYAGER" SURFACE VESSELS AND ANY OTHER VESSEL
                       CHARTERED FOR THE 1998 EXPEDITION
                      OF RMS TITANIC, INC. TO THE SITE OF
                     THE SINKING OF THE R.M.S. TITANIC, AND
                       TRAVEL ON SUCH VESSELS TO AND FROM
                 LAND, IS AN INHERENTLY DANGEROUS AND HAZARDOUS
                     ACTIVITY. PRESENCE ABOARD SUCH VESSELS
                              IS AT YOUR OWN RISK.

       I wish to be permitted aboard vessels that may be present at, or utilized in connection with, the expedition by R.M.S. Titanic, Inc. (the "RMST"), together with the participation of Discovery Communications, Inc. ("DCI") and National Broadcasting Company ("NBC") on or about August 1998, to the site of the sinking of the R.M.S. Titanic in the North Atlantic Ocean (the "Expedition"). I acknowledge that RMST has chartered vessels owned by IFREMER and ___________________ for such Expedition. Subject to the terms and conditions set forth below, I understand that I may be permitted to be aboard the IFREMER "NADIR" vessel, or the _____________ "OCEAN VOYAGER" vessel, or the Abeille" vessel as the case may be, during the course of the Expedition. For convenience of reference, the IFREMER "NADIR", "OCEAN VOYAGER" and Abeille vessels are collectively referred to herein as the "Vessels".

       I understand that presence upon the Vessels is an inherently dangerous and hazardous activity.

       In consideration of the company permitting me to be aboard the Vessels, I agree as follows:

                                GENERAL RELEASE

       1. I hereby agree to assume all risks with respect to, and agree to release and hold each of RMST, DCI, NBC and IFREMER (RMST, DCI, NBC and IFREMER shall be collectively referred to herein as the "Companies") and their respective officers, directors, employees and agents harmless from any and all liabilities, claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any personal injury, disease or sickness, including death resulting therefrom, or for loss of, or damage to, my property, while boarding, aboard or departing from the Vessels. I hereby agree not to make any claim against and/or sue

                           GENERAL RELEASE AND WAIVER
                              OF RIGHTS AGREEMENT

              NOTICE: YOUR PRESENCE ABOARD THE "NADIR" AND "OCEAN
                 VOYAGER" SURFACE VESSELS AND ANY OTHER VESSEL
                        CHARTERED FOR THE 1998 EXPEDITION
                       OF RMS TITANIC, INC. TO THE SITE OF
                     THE SINKING OF THE R.M.S. TITANIC, AND
                       TRAVEL ON SUCH VESSELS TO AND FROM
                 LAND, IS AN INHERENTLY DANGEROUS AND HAZARDOUS
                     ACTIVITY. PRESENCE ABOARD SUCH VESSELS
                              IS AT YOUR OWN RISK.

       I wish to be permitted aboard vessels that may be present at, or utilized in connection with, the expedition by R.M.S. Titanic, Inc. (the "RMST"), together with the participation of Discovery Communications, Inc. ("DCI") and National Broadcasting Company ("NBC") on or about August 1998, to the site of the sinking of the R.M.S. Titanic in the North Atlantic Ocean (the "Expedition"). I acknowledge that RMST has chartered vessels owned by IFREMER and __________________ for such Expedition. Subject to the terms and conditions set forth below, I understand that I may be permitted to be aboard the IFREMER "NADIR" vessel, or the _________________ "OCEAN VOYAGER" vessel, or the Abeille" vessel as the case may be, during the course of the Expedition. For convenience of reference, the IFREMER "NADIR", "OCEAN VOYAGER" and Abeille vessels are collectively referred to herein as the "Vessels".

       I understand that presence upon the Vessels is an inherently dangerous and hazardous activity.

       In consideration of the company permitting me to be aboard the Vessels, I agree as follows:

                                GENERAL RELEASE

       1. I hereby agree to assume all risks with respect to, and agree to release and hold each of RMST, DCI, NBC and IFREMER (RMST, DCI, NBC and IFREMER shall be collectively referred to herein as the "Companies") and their respective officers, directors, employees and agents harmless from any and all liabilities, claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any personal injury, disease or sickness, including death resulting therefrom, or for loss of, or damage to, my property, while boarding, aboard or departing from the Vessels. I hereby agree not to make any claim against and/or sue any of the Companies or their respective officers, directors, employees and agents for any such injury, disease, sickness, death, loss or damage.

       2. I hereby release each of the Companies and their respective officers, directors, employees and agents from any claims, demands, causes of action, damages, costs, expenses and obligations of any nature whatsoever for any injuries or losses arising out of the negligence of any of the Companies or their respective officers, directors, employees or agents.

       3. I hereby acknowledge that the commanding officer of the respective Vessels has sole and exclusive control over the standards of care and conduct to be followed by all persons aboard the Vessels, and agree to abide by all directives and instructions, and rules and regulations, that may be issued by the crew, agents, staff, and/or employees of the respective Vessels.

       4. I hereby agree that I shall be solely responsible for all costs and expenses in connection with my travel to and from the Vessels and agree that none of the Companies had undertaken or has any responsibility or obligation to make any arrangements for my travel to and from the Vessels. I further acknowledge that I have not paid any fees or any other form of compensation to any of the Companies in consideration of my having been granted permission to be aboard the Vessels.

                            OWNERSHIP OF PHOTOGRAPHIC
                          AUDIO, VIDEO AND FILM RIGHTS

       5. I hereby agree that RMST, DCI or NBC, as the case may be (collectively, the "Owners"), shall be the sole and exclusive owner of any and all audio or visual records made on any medium, including, but not limited to, photographs (including negatives), audio recordings, video recordings, film and motion pictures (collectively "Artwork") that I may take or make of the Vessels or while boarding, aboard or departing from the Vessels. I hereby agree to surrender and deliver to the Owners any and all such audio and visual records upon request of any of the Owners while I am aboard the Vessels, or any time after I depart from the Vessels, and further agree that I shall not be entitled to receive payment of any fees, compensation, royalties or any other remuneration of any kind or description from any of the Owners or from any third party for the rights to any such audio or visual records. I further agree not to release any Artwork to any news, media or other commercial enterprise, but shall, to the extent I retain the same pursuant hereto, use such Artwork only for my personal use.

       6. I hereby agree that the Owners shall have the right to copyright such audio or visual records in their respective names or any name they may choose, and to edit, use, re-use, publish, re-publish, the same, in whole or in part, severally or in conjunction with other audio or visual works, in any medium and for any purpose whatsoever including (but not by way of limitation) illustrating, promotion and advertising, and trade, with or without credit or attribution to me, as the Owners, in their sole discretion, shall deem appropriate.

       7. The Owners may, but shall not be obligated to, deliver to me copies of any such audio or video record for my personal enjoyment and use, subject to execution by me of an appropriate agreement prohibiting me from the use of any such audio or video records for commercial purposes or for my direct or indirect pecuniary gain, and subject further to such other terms and conditions as the Owners, in their sole discretion, may deem reasonable.

                                PHOTOGRAPHS AND
                                 LIKENESS OF ME

       8. I hereby agree that the Owners shall have an unrestricted, absolute and irrevocable right, with respect to photographs and likenesses of me, or my voice or appearance in any other visual or audio records of the Expedition, including, but not limited to, photographs, video recording, film, taping and motion pictures: (a) to copyright the same in the Owner's respective name or any other name they may choose; (b) to edit, use, re-use, publish and re-publish the same in whole or in part, severally or in conjunction with other such visual records, in any medium and for any purpose whatsoever, including (but not by way of limitation) illustration, promotion and advertising, and trade; and (c) to use my name in connection therewith if the Owners so choose. I further hereby release and discharge the Owners, their respective officers, directors, employees and agents from any and all claims or demands of any kind whatsoever arising from, or in connection with the use of such visual records, including any and all rights to compensation, royalties or other remuneration or any claim for libel.

                              CONFIDENTIALITY AND
                            NON-DISCLOSURE AGREEMENT

       9. I hereby agree that any and all information obtained by me concerning the Expedition or while boarding, aboard or departing from the Vessels, is confidential and the proprietary information of the Companies and is the sole and exclusive property of the respective Companies. I agree that I shall not divulge, disclose, distribute, publish, disseminate, record, duplicate or replicate any such information, and further agree that by the disclosure of such confidential and proprietary information to me, the respective Companies do not grant any express or implied right for me to use such information for any purpose.

       10. I agree that I will not participate in any news conference, interview or otherwise disclose any information concerning the Expedition or the Vessels, without the prior consent of the Companies.

       11. I hereby agree that monetary damages may not be a sufficient remedy for my unauthorized disclosure of the Companies' proprietary and confidential information and further agree that the respective Companies shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

                                 MISCELLANEOUS

       12. Miscellaneous.

       (a) Waiver.

       No purported waiver by either party of any default by the other party with respect to any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. The waiver by either party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

       (b) Entire Agreement.

       This Agreement sets forth the entire understanding between the parties concerning the subject matter hereof, and supersedes all prior negotiations and understandings with respect thereto. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties and relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

       (c) Governing Law.

       This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, without recourse to its conflict of laws principles. Jurisdiction and venue for any suit or proceeding brought with regard to this Agreement shall be either in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York.

       (d) Indemnity.

       I agree to indemnify the Companies against any and all liability, damages, costs or expenses (including reasonable attorneys' fees) arising from any claims, demands or actions of libel, violation of the right of privacy, infringement of copyright or other rights arising out of my breach of this Agreement. I shall at my own cost and expense dispose of any such claim or demand, or defend against any such action. The respective Companies shall have the right, at my cost and expense, to participate in the defense of any such action, and to be represented by counsel of the respective Companies' selection.

       (e) Benefit.

       This agreement shall be binding upon my estate, heirs, executors, administrators, successors and assigns.

       (f) Severability.

       If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect, and the court or agency having competent jurisdiction over the parties and the subject matter shall be empowered to revise and/or construe said provisions of the agreement so as to accomplish the intention of the parties within the bounds of permissible legal limits. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

       (g) Captions.

       The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience, and shall not be used to construe, define, limit or describe the scope or intent of the provisions of this Agreement.

Dated: July __, 1998


                                     ___________________________________________

                                     Signature of ______________________________
                                                  (Print Name)

                                 SCHEDULE 17(a)

       The only outstanding claim made or pending against RMST relating to its exclusive salvage rights to the Titanic shipwreck is an appeal to the United States Court of Appeals for the Fourth Circuit from an order entered June 23, 1998 (the "Order") granting RMST's motion for a preliminary injunction enjoining certain parties from visiting the wreck site to view and photograph the wreck (R.M.S. Titanic. Inc. v. The Wrecked and Abandoned Vessel believed to be the RMS TITANIC. in rem, No. 2:93cv902), with respect to which there is presently pending a motion for a stay of the Order pending determination of such appeal.

[LOGO] MAZimmer74@aol.com
       07/09/98 11:30 AM

To: Jessica Algazi
cc: pclemente@whol.edu
Subject: RMST Rights for WHOI

--------------------------------------------------------------------------------
Hi, Jessica.

Here is what we all hope will be the final draft of the rights provisions affecting WHOI's use of footage from the Titanic shoot. Please note the following small changes:

1. WHOI will provide personnel for maintenance of its equipment, but not operation. Apparently I was misinformed. Nevertheless, I believe the Meridien people are aware of the responsibilities in this regard.

2. Please see the small addition to para. 4, which I believe clarifies the intention of the suggestion made by RMST. Institutionally,

3. Some minor revisions of a purely editorial nature, primarily with respect to stills.

Please let me know if there is anything further you need. I'll look forward to seeing the draft agreement.

Mary Ann

--------------------------------------------------------------------------------

Woods Hole Oceanographic Institution ("WHOI") shall provide underwater camera and lighting equipment, installation and telemetry services and personnel to maintain such equipment to DCI on an independent contractor basis in connection with a television program ("Program"):

1. WHOI shall have no right, title or interest in the copyright in the footage transmitted or recorded by WHOI cameras and equipment ("Footage") or any portion thereof.

2. All WHOI personnel shall execute such Appearance Releases and Photography Releases. DCI shall use its best efforts to insure that no WHOI employee or contractor shall be recognizable in any salvage efforts that may occur or that may be depicted in the Program or any program utilizing the Footage.

3. DCI shall grant or shall cause RMST to grant to WHOI a perpetual, non-exclusive license in the Footage as follows for:

       (a) Scientific/technological research: Internally at WHOI without limitation;

       (b) WHOI educational exhibitions: Up to 2-1/2 minutes of excerpts of Footage selected by WHOI from all Footage and up to 12 stills prepared the excerpts of Footage for use in connection with WHOI or "Destination Deep Sea" educational exhibition (for which WHOI shall not charge admission) at WHOI or science museums or similar venues: provided, however, that WHOI's use of such excerpts shall be limited to that portion of the exhibition concerning ship wrecks and shall not commence prior to 6/99 and that WHOI may not exhibit such excerpts in any market where RMST has an exhibition, either during such RMST exhibition or for one month prior to such RMST exhibition; and provided, further, that the parties, by mutual agreement, may elect to use a different procedure for selection of excerpts for use in WHOI educational exhibitions; and provided, further, that WHOI will not use or refer to the excerpts or stills in promotional materials for the exhibition;

       (c) WHOI-sponsored educational materials: Up to 12 stills prepared from Footage and up to 5 minutes of excerpts of Footage for use in WHOI-sponsored educational materials (published by a publisher of text books) for K-12 curricula; provided, however, that the stills and Footage shall not be included in books or other media that are sold or distributed for non-classroom use;

       (d) Scientific/technical journals: Up to 12 stills prepared from Footage for use in articles (but not to be used as a magazine cover or in pictorial feature) in "peer-review" scientific/technical journals, but excluding mass-market journals such as Scientific American and National Geographic; provided, however, that no such article shall be published prior to the date three months following completion of the expedition.

       (e) Director's presentations: Up to 2 minutes of excerpts from Footage in use in presentations (for which there is no admission charge)given by the Director or employees of WHOI for the scientific and educational purposes of the institution; provided, however, that no Footage shall be used in any presentations in which Titanic is the subject matter;

(f) Promotion: Up to 2 minutes of excerpts from Footage licensed pursuant to subparagraphs 3(b), (c), (d) and (e) for use in promotion relative to the foregoing activities; provided, however, that such excerpts shall be the same as those distributed publicly by RMST and DCI in their respective promotional uses.

4. WHOI shall not in any way disparage or denigrate the salvage efforts, expeditions, exhibitions and/or other activities of RMST or its directors, officers, employees, agents or licensees In connection with work contracted for under this agreement including but not limited to its use of footage hereunder.

5. WHOI will accord DCI and RMST credit in connection with any uses of Footage pursuant to subparagraphs 3 (b) through (e).

The concepts contained in this
letter are hereby agreed to and
accepted.

RMS TITANIC, INC.


By: /s/ George Tulloch
    -----------------------------
    George Tulloch